Exhibit 10.1

UNITED STATES OF AMERICA
Before the
OFFICE OF THRIFT SUPERVISION

)
In the Matter of	)	Order No.: CN 10-22
)
)
TIERONE CORPORATION	)	Effective Date: June 3, 2010
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Lincoln, Nebraska	)
OTS Docket No. H3867)
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ORDER TO CEASE AND DESIST

WHEREAS, TierOne Corporation, Lincoln, Nebraska, OTS Docket No. H3867 (Holding Company), by and through its Board of Directors (Board), has executed a Stipulation and Consent to Issuance of an Order to Cease and Desist (Stipulation); and

WHEREAS, the Holding Company, by executing the Stipulation, has consented and agreed to the issuance of this Order to Cease and Desist (Order) by the Office of Thrift Supervision (OTS) pursuant to 12 U.S.C. § 1818(b); and

WHEREAS, pursuant to delegated authority, the OTS Regional Director for the Central Region (Regional Director) is authorized to issue Orders to Cease and Desist where a savings and loan holding company has consented to the issuance of an order.

NOW, THEREFORE, IT IS ORDERED that:

Cease and Desist.

1.           The Holding Company and its directors, officers, employees, and agents shall cease and desist from any action (alone or with another or others) for or toward causing, bringing about, participating in, counseling or the aiding and abetting in the unsafe or unsound practices that resulted in operating the Holding Company with an inadequate level of capital for the volume, type, and quality of assets held by the consolidated Holding Company and with inadequate earnings to fund expenses.

TierOne Corporation
Order to Cease and Desist

Recapitalization Requirements.

2.           By May 31, 2010, the Holding Company shall ensure that its wholly-owned subsidiary, TierOne Bank, Lincoln, Nebraska, OTS Docket No. 03309 (Association), complies with the recapitalization requirements set forth in Sections 1.1 and 1.2 of the Prompt Corrective Action Directive issued by the OTS against the Association, OTS Order No. CN 10-14, effective March 31, 2010.

Capital Plan.

3.	(a)
By July 15, 2010, the Holding Company shall submit to the Regional Director a  Capital Plan covering the period beginning with the quarter ending June 30, 2010 through the quarter ending December 31, 2011.  At a minimum, the Capital Plan shall include:

(i)           establishment of a minimum tangible capital ratio of tangible equity capital to total tangible assets commensurate with the Holding Company’s stand alone risk profile;

(ii)           specific strategies for increasing and maintaining tangible equity capital of the Holding Company at the Board established targets no later than September 30, 2010;

(iii)           operating strategies to achieve net income levels that will result in profitability and adequate debt service at the Holding Company without reliance on dividends from the Association;

TierOne Corporation
Order to Cease and Desist

(iv)           specific plans to reduce the risks to the Holding Company from its current debt servicing requirements;

(v)           detailed scenarios to stress-test the consolidated capital targets based on continuing operating results, economic conditions and risk profile of consolidated assets;

(vi)           detailed quarterly pro forma consolidated and unconsolidated Holding Company balance sheets and income statements for the period beginning with the quarter ending June 30, 2010 through the quarter ending December 31, 2011 that reflect maintenance of the Board-established minimum tangible equity capital ratio from September 30, 2010 throughout the remaining period of the Capital Plan; and

(vii)       detailed descriptions of all relevant assumptions and projections and the supporting documentation for all relevant assumptions and projections.

(b)
Upon written notification from the Regional Director that the Capital Plan is acceptable, the Holding Company shall implement the Capital Plan.  Within five (5) days of Board approval of the Capital Plan, the Holding Company shall send a copy of the Capital Plan to the Regional Director.

(c)
Once the Capital Plan is implemented, the Holding Company shall operate within the parameters of its Capital Plan.  Any proposed material deviations from or changes to the Capital Plan shall be submitted for the prior, written non-objection of the Regional Director.  Requests for any material deviations or changes must be submitted at least thirty (30) days before a proposed deviation or change is implemented.

TierOne Corporation
Order to Cease and Desist

(d)
The Holding Company shall notify the Regional Director regarding any material event affecting or that may affect the balance sheet, capital, or the cash flow of the Holding Company within five (5) days after such event occurs.

4.	(a)
Within forty-five (45) days after the end of each quarter, beginning with the quarter ending June 30, 2010, the Board shall review a written report prepared by management that compares projected operating results contained within the Capital Plan to actual results (Variance Report).  The Board’s review of each Variance Report and assessment of the Holding Company’s compliance with the Capital Plan shall be fully documented in the appropriate Board meeting minutes.

(b)	Within fifty (50) days after the end of each quarter, beginning with the quarter ending June 30, 2010, the Holding Company shall provide the Regional Director with a copy of each Variance Report.

Dividends.

5.           Effective immediately, the Holding Company shall not declare or pay any cash dividends or other capital distributions or purchase, repurchase or redeem or commit to purchase, repurchase, or redeem any Holding Company equity stock without the prior written non-objection of the Regional Director.  The Holding Company shall submit its written request for non-objection to the Regional Director at least forty-five (45) days prior to the anticipated date of the proposed dividend, capital distribution, or stock transaction.  The written request for such notice of non-objection shall: (a) contain current and pro forma projections regarding the Holding Company’s capital, asset quality, and earnings; and (b) address compliance with the Capital Plan required by Paragraph 3 of this Order.

TierOne Corporation
Order to Cease and Desist

Debt Restrictions.

6.           Effective immediately, the Holding Company shall not, directly or indirectly, incur, issue, renew, roll over, redeem, or increase any debt or debt securities or commit to do so without the prior written non-objection of the Regional Director.  The Holding Company shall submit its written request for non-objection to the Regional Director at least forty-five (45) days prior to the anticipated date of the proposed debt transaction.  The Holding Company’s written requests for Regional Director non-objection to engage in such debt transactions, at a minimum, shall: (a) describe the purpose of the proposed debt transaction; (b) set forth and analyze the terms of the proposed debt and covenants; (c) analyze the Holding Company’s current cash flow resources available to satisfy such debt repayment; and (d) set forth the anticipated source(s) of repayment of the proposed debt.  For purposes of this Paragraph of the Order, the term “debt” includes, but is not limited to, loans, bonds, cumulative preferred stock, hybrid capital instruments such as subordinated debt or trust preferred securities, and guarantees of debt.  For purposes of this Paragraph of the Order, the term “debt” does not include liabilities incurred in the ordinary course of business to acquire goods and services and that are normally recorded as accounts payable under generally accepted accounting principles.

Transactions with Affiliates.

7.           Effective immediately, the Holding Company shall not engage in any new or modify any existing transactions with any subsidiary or affiliate without the prior, written non-objection of the Regional Director.  The Holding Company shall provide thirty (30) days advance written notice to the Regional Director of any proposed affiliate transaction and shall include a full description of the transaction.

TierOne Corporation
Order to Cease and Desist

Golden Parachute Payments.

8.           Effective immediately, the Holding Company shall not make any golden parachute payment1 unless, with respect to such payment, the Holding Company has complied with the requirements of 12 C.F.R. Part 359.

Directorate and Management Changes.

9.           Effective immediately, the Holding Company shall comply with the prior notification requirements for changes in the Holding Company’s directors and Senior Executive Officers2 set forth in 12 C.F.R. Part 563, Subpart H.

Employment Contracts and Compensation Arrangements.

10.           Effective immediately, the Holding Company shall not enter into any new contractual arrangement or renew, extend, or revise any contractual arrangement related to compensation or benefits with any director or Senior Executive Officer of the Holding Company, unless it provides the Regional Director with not less than thirty (30) days prior, written notice of the proposed transaction.  The notice to the Regional Director shall include a copy of the proposed employment contract or compensation arrangement, or a detailed written description of the compensation arrangement to be offered to such director or Senior Executive Officer, including all benefits and perquisites.  The Board shall ensure that any contract, agreement, or arrangement submitted to the Regional Director fully complies with the requirements of 12 C.F.R. Part 359.

Effective Date, Incorporation of Stipulation.

11.           This Order is effective on the Effective Date as shown on the first page.  The Stipulation is made a part hereof and is incorporated herein by this reference.

1 The term “golden parachute payment” is defined at 12 C.F.R. § 359.1(f).
2 The term “Senior Executive Officer” is defined at 12 C.F.R. § 563.555.

TierOne Corporation
Order to Cease and Desist

Duration.

12.           This Order shall remain in effect until terminated, modified, or suspended by written notice of such action by the OTS, acting by and through its authorized representatives.

Time Calculations.

13.           Calculation of time limitations for compliance with the terms of this Order run from the Effective Date and shall be based on calendar days, unless otherwise noted.

14.           The Regional Director, or an OTS authorized representative, may extend any of the deadlines set forth in the provisions of this Order upon written request by the Holding Company that includes reasons in support for any such extension.  Any OTS extension shall be made in writing.

Submissions and Notices.

15.           All submissions, including any reports, to the OTS that are required by or contemplated by this Order shall be submitted within the specified timeframes.

16.           Except as otherwise provided herein, all submissions, requests, communications, consents, or other documents relating to this Order shall be in writing and sent by first class U.S. mail (or by reputable overnight carrier, electronic facsimile transmission, or hand delivery by messenger) addressed as follows:

(a)           To the OTS:

Regional Director
Office of Thrift Supervision
One South Wacker Drive, Suite 2000
Chicago, Illinois  60606
Facsimile: (312) 917-5001

TierOne Corporation
Order to Cease and Desist

(b)           To the Holding Company:

Acting Chairman of the Board
TierOne Corporation
1235 “N” Street
Lincoln, Nebraska  68508-2008
Facsimile: (402) 435-0427

No Violations Authorized.

17.           Nothing in this Order or the Stipulation shall be construed as allowing the Holding Company, its Board, officers, or employees to violate any law, rule, or regulation.

IT IS SO ORDERED.

OFFICE OF THRIFT SUPERVISION

By   /s/ Daniel T. McKee
Daniel T. McKee
Regional Director, Central Region

Date: See Effective Date on page 1

TierOne Corporation
Order to Cease and Desist